                                                                   EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Electronic Processing, Inc.
501 Kansas Avenue
Kansas City, Kansas


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report included herein dated February 12, 1998 relating to the financial statements of Electronic Processing, Inc., which appears in such Prospectus. We also consent to the reference to our Firm under the heading "Independent Public Accountants" in such Prospectus.


                                    BAIRD, KURTZ & DOBSON




Kansas City, Missouri
April 30, 1998